Exhibit 99.1
Quanterix Welcomes Ivana Magovčević-Liebisch, Ph.D., J.D. to Board of Directors

BILLERICA, Mass. - October 2, 2024 - Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery and breakthrough diagnostics through ultrasensitive biomarker detection, today announced the appointment of Ivana Magovčević-Liebisch, Ph.D., J.D. to its Board of Directors.

Dr. Magovčević-Liebisch brings more than 25 years of biopharmaceutical industry experience, including founding Vigil Neuroscience, Inc. four years ago, where she serves as President and Chief Executive Officer. Under her leadership, Vigil raised more than $350 million and advanced its lead pipeline candidates into clinical development, including the first clinical-stage small molecule TREM2 agonist for the potential treatment of Alzheimer’s disease.

Prior to Vigil, Dr. Magovčević-Liebisch was Executive Vice President (EVP) and Chief Business Officer at Ipsen where she was responsible for building the company’s pipeline through executing key strategic transactions. She also served as Senior Vice President and Head of Global Business Development for the specialty drug business at Teva Pharmaceutical Industries Ltd. She previously worked at Dyax Corp in management roles including EVP and Chief Operating Officer where she launched the company’s first drug, Kalbitor® for an orphan indication, Hereditary Angioedema, and at Transkaryotic Therapies, Inc. Dr. Magovčević-Liebisch holds a Ph.D. in Genetics from Harvard University and received her J.D. in High Technology Law from Suffolk University Law School. She graduated from Wheaton College with a B.A. in Biology and Chemistry.

“We are in the early stages of a transformative decade for neurology, with a rapidly growing landscape of therapies that are well positioned to improve patient outcomes. Quanterix’s Simoa® technology is at the forefront of advancing blood-based neuro biomarkers to monitor drug efficacy, improving clinical trials and ultimately regulatory approvals,” said Masoud Toloue, CEO of Quanterix. “Ivana’s business acumen and leadership experience will be invaluable as Quanterix expands its existing biomarker partnerships with pharma and biotech.”

“Quanterix is at the leading edge of ultrasensitive biomarker detection, helping to fuel critical scientific breakthroughs at a time when there is a strong pipeline of therapies for neurodegenerative diseases,” said Dr. Ivana Magovčević-Liebisch. “Joining Quanterix’s Board of Directors presents an exciting opportunity to contribute to continued innovation and advancement in the industry by applying my expertise and experience in biopharmaceutical R&D, intellectual property and regulatory strategy, business development and commercialization.”

“We are excited to have Ivana join our Board and believe her extensive experience and knowledge across multiple aspects of the biopharmaceutical industry will be beneficial as Quanterix continues to expand into clinical diagnostics,” said Martin Madaus Ph.D., Chairman of the Board.

To learn more about Quanterix’s Simoa® technology, visit: https://www.quanterix.com/simoa-technology/.

About Quanterix
From discovery to diagnostics, Quanterix’s ultrasensitive biomarker detection is fueling breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa® technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Limit of Quantification (LoQ) of conventional analog methods. Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 2,900 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on

Quanterix’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Quanterix Media Contact:
Maya Nimnicht, PAN Communications
(510) 334-6273
pan.quanterix@pancomm.com

Investor Relations:
Francis Pruell, Quanterix
(508) 789-1725
ir@quanterix.com